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                                                                   Exhibit 10.22

                              Employment Agreement

            EMPLOYMENT AGREEMENT (this "Agreement") dated as of 10/28, 1996, by and between IDT Corporation, a Delaware Corporation (the "Company") and Hal Brecher (the "Employee").

            WHEREAS, in recognition of the Employee's experience and abilities, the Company desires to assure itself of the employment of the Employee in accordance with the terms and conditions provided herein; and

            WHEREAS, the Employee wishes to perform services for the Company in accordance with the terms and conditions provided herein.

            NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

            2. Term. This Agreement is for the 3 (three) year period (the "term") commencing as of the date hereof, and terminating on the anniversary of such date, or upon the Employee's earlier death, disability, or other termination of employment pursuant to section 7 hereof.

            3. Position. During the Term, the Employee shall serve as Executive Vice President of Operations. The Employee shall report directly to Howard Balter, COO of the Company.

            4. Compensation and Related Matters.

                  (a) Annual Base Salary. The Company shall pay to the Employee an aggregate annual base salary at a rate not less than $160,000 and a salary increase of no less than 15% per annum and it shall not thereafter be decreased during the Term. Subject to reviews at the 6, 12, 24 and 36 month anniversaries of this agreement, employee will receive bonuses between 10-25k.

                  (b) Benefits. During the Term, the Employee shall be entitled to participate in those incentive plans, programs, and arrangements which are available to other employees of the Company of comparable status and with comparable responsibilities (the "benefit plans"). The Employee shall be provided benefits under the benefit plans substantially equivalent to the benefits provided to other employees of the Company
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                        of comparable status and with comparable
                        responsibilities. This shall include health, dental and disability insurance, as well as $400.00 per month for car lease. In addition, IDT will reimburse the Employee for car insurance payments, tolls, and gas to and from work. The employee will receive three weeks paid vacation, with an extra week for each year at the Company, not to exceed five weeks. Paid vacation days referred to above are in addition to Jewish or National Holidays.

                  (c) Stock Options. The employee will receive an option plan which consists of 75k options at $10, vesting over the three year term of this agreement. Put options are set for $1 per share of the vested options on each anniversary of employment. (See stock option agreement.)

                  (d) Pension and Retirement. During the Term, the Employee shall be eligible to participate in the pension and retirement plans provided to other employees of the Company of comparable status and with comparable responsibilities.

            5. Termination. The Employee's employment hereunder may be terminated without breach of this Agreement as determined by the Executives of this Company or by the Employee for any reason, provided that:

                  (a) Death and Disability. The Employee's compensation and benefits shall not be terminated until 6 months after death or incapacity.

                  (b) Severance. Upon termination of employment for reasons other than death or disability, the Company will continue the employee's salary and benefits for three months. In addition, 12,500 of the employee's non-vested options will become vested (See Stock Option agreement).

                  (c) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination under section 7 (a) hereof) shall be communicated by written Notice of Termination to the other party in accordance with Section 8 hereof.

            6. Non-Disclosure. The parties hereto agree, recognize and acknowledge that during the Term the Employee shall obtain knowledge of confidential affairs of the Company. It is therefore agreed that the Employee will respect and protect the confidentiality of all information pertaining to the Company, and will not, without the prior written consent of the Company, disclose in any fashion such confidential information to any person at any time during the Term unless such disclosure is required in the course of the Employee's employment hereunder or by applicable law, rules, regulations or court, governmental or regulatory authority order or decree.

            7. Covenant not to Compete. See separate non-compete agreement for details.

            8. Notice. For the purposes of this Agreement, notices, demands, and all other communications provided for in this Agreement shall be in writing.
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            9. Validity. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            10. IN WITNESS THEREOF, the parties have executed this agreement as of the date and first above written.

IDT Corporation                           Employee


By: /s/ Howard Balter                     /s/ Hal Brecher
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Name: Howard Balter
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Title:      COO
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